UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  December 11, 2006
(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01. Other Events

SIGNATURE

Item 8.01. Other Events.

The Company will be asking IBM stockholders to approve amendments to our Certificate of Incorporation at our 2007 Annual Meeting that will lower all statutory supermajority voting thresholds now applicable to the Company under the New York Business Corporation Law.   Under existing statutory voting provisions now applicable to the Company, the approval of  two-thirds of all outstanding shares entitled to vote are presently required to effect each of the following extraordinary transactions:

•                  a plan to merge IBM into another company or to consolidate our Company with another company;

•                  to dispose of all or substantially all of our assets outside the ordinary course of business;

•                  to effect a share exchange under which IBM would become a subsidiary of another company and its stock exchanged for the stock of that other company (IBM’s new parent); or

•                  to dissolve.

IBM has never sought to undertake any of these extraordinary actions, and does not anticipate doing so.   However, as a result of the vote at the Company’s 2006 annual meeting on a stockholder proposal that asked IBM to lower all supermajority voting provisions and other considerations, the Board will recommend to IBM stockholders in the Company’s 2007 proxy statement that stockholders vote to approve four (4) separate management proposals.  Approval of these proposals will implement the stockholder proposal in a manner consistent with New York State law.  The four proposals, if approved, would add new provisions to the Company’s Certificate of Incorporation, lowering the existing statutory supermajority voting provisions on the four matters listed above to the lowest possible voting threshold; that is, a majority of all outstanding shares entitled to vote on each matter.  There are no other statutory supermajority voting provisions now applicable to the Company that can be lowered.   Full details relating to the amendments the Company will be recommending to stockholders will be set forth in the Company’s 2007 Definitive Proxy Statement, which is presently scheduled to be filed with the U.S. Securities and Exchange Commission in early March 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 11, 2006

	By:	/s/ Andrew Bonzani
Andrew Bonzani
Vice President,
Assistant General Counsel &
Assistant Secretary